Exhibit 99.1
UNITED HOMES GROUP, INC. REPORTS 2024 THIRD QUARTER RESULTS

Third Quarter 2024 Highlights
•369 homes closed, resulting in revenue, net of sales discounts, of $118.6 million
•Average sale price ("ASP") of production-built homes was approximately $320,000 compared to $316,000 in Q3 2023
•341 net new home orders in Q3 2024 compared to 272 net new home orders in Q3 2023
•Active community count of 55 as of September 30, 2024
•Approximately 8,600 lots currently owned or controlled by the Company or related parties
•Available liquidity of $89.0 million as of September 30, 2024, comprised of $25.8 million of cash and $63.2 million of unused committed capacity under our credit facility
COLUMBIA, SC., November 8, 2024 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the third quarter ended September 30, 2024.
Third Quarter 2024 Operating Results
For the third quarter 2024, net loss was $7.3 million, or $0.15 per diluted share, which included change in fair value of derivative liabilities of $7.8 million, with that change predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period, representing a non-cash item. The earnout consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the fair value of this earnout as derivative liabilities on the Condensed Consolidated Balance Sheets and to record changes in fair value of derivative liabilities on the Condensed Consolidated Statements of Operations, in each case until UHG shares reach certain predetermined values or expiration of the five year earnout period. Net income for the third quarter 2023 was $150.8 million, or $2.35 per diluted share, which included change in fair value of derivative liabilities of $149.7 million. Total Stockholders' equity for the third quarter 2024 was $19.8 million. Adjusted book value1, which excludes the derivative liability and goodwill, was $87.7 million.
“We are pleased to report that growth re-accelerated at UHG in 3Q24, as a number of operational initiatives we've put in place have begun to bear fruit. This was evidenced by a 25% year-over-year increase in net new orders and a 30% year-over-year increase in closings, which translated into a 35% year-over-year increase in top-line revenues," said Jamie Pirrello, Interim Chief Executive Officer of United Homes Group.
Revenue, net of sales discounts, for the third quarter 2024 was $118.6 million, compared to $87.7 million in the third quarter 2023. Home closings during the third quarter 2024 were 369 compared to 283 in the third quarter 2023. Net new home orders during the third quarter 2024 were 341 compared to 272 in the third quarter 2023. ASP of 369 production-built homes (which does not include general contractor, custom, and build-to-rent homes) closed during the third quarter 2024 was approximately $320,000, compared to $316,000 during the third quarter 2023 for 268 production-built homes (which does not include 15 general contractor, custom, and build-to-rent homes), representing a 1.4% increase.
Gross profit percentage during the third quarter of 2024 was 18.9% compared to 19.8% during the third quarter 2023. Adjusted gross profit percentage2 in the third quarter 2024 was 20.6%, compared to 22.1% in the third quarter 2023. UHG's gross profit and adjusted gross profit percentage decreased primarily due to the Company continuing to offer attractive sales incentives to homebuyers.
Selling, general and administrative expenses ("SG&A") as a percentage of revenues was 15.8% in the third quarter 2024, which included $1.6 million of stock-based compensation and $0.7 million of transaction-related expenses. Excluding stock-based compensation, and transaction-related expenses, Adjusted SG&A3 for the third quarter 2024 was 13.9% of revenues.
1 Adjusted book value is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
2 Adjusted gross profit percentage is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
3 Adjusted SG&A is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Adjusted EBITDA4 during the third quarter 2024 was $9.0 million compared to $8.8 million during the third quarter 2023.
Nine Months Ended September 30, 2024 Operating Results
For the nine months ended September 30, 2024, net income was $46.2 million, or $0.86 per diluted share, which included change in fair value of derivative liabilities of $50.7 million, with that change predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period, representing a non-cash item. Net income for the nine months ended September 30, 2023 was $191.7 million, or $3.61 per diluted share, which included change in fair value of derivative liabilities of $185.0 million.
Revenues for the nine months ended September 30, 2024 were $328.9 million, compared to $304.6 million in the nine months ended September 30, 2023. Home closings during the nine months ended September 30, 2024 were 1,017 compared to 996 in the nine months ended September 30, 2023. Net new orders during the nine months ended September 30, 2024 were 1,048 compared to 1,002 in the nine months ended September 30, 2023.
Gross profit percentage during the nine months ended September 30, 2024 was 17.7% compared to 19.1% during the nine months ended September 30, 2023. Adjusted gross profit percentage in the nine months ended September 30, 2024 was 20.7%, compared to 21.2% in the nine months ended September 30, 2023. The decrease in gross profit percentage is primarily attributable to higher cost of sales due to higher level of incentives and amortization from purchase price accounting adjustments. The Company's adjusted gross profit percentage decreased due largely to the Company continuing to offer attractive sales incentives to homebuyers.
SG&A expenses as a percentage of revenues was 16.8% in the nine months ended September 30, 2024, which included $4.9 million of stock-based compensation, $2.4 million of transaction-related expenses, and $1.2 million related to severance costs associated with the June 2024 workforce reduction. Excluding these stock-based compensation, transaction-related, and severance cost expenses, Adjusted SG&A for the nine months ended September 30, 2024 was 14.2% of revenues.
Adjusted EBITDA during the nine months ended September 30, 2024 was $23.9 million compared to $30.4 million during the nine months ended September 30, 2023.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 8:30 a.m. Eastern Time on Friday, November 8, 2024. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.unitedhomesgroup.com. Listeners should log into the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at 800-715-9871, or 646-307-1963 for international participants, Conference ID: 3685495 Those dialing in should do so at least ten minutes prior to the start of the call. An archive of the webcast will also be available on the Company’s website.
About United Homes Group, Inc.
UHG is a publicly traded residential builder headquartered in Columbia, SC. The company focuses on southeastern markets with 55 active communities in South Carolina, North Carolina and Georgia.
UHG employs a land-light operating strategy with a focus on the design, construction and sale of entry-level, first move-up and second move-up single-family houses. UHG currently designs, builds and sells detached single-family homes, and, to a lesser extent, attached single-family homes, including duplex homes and town homes in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and also has a presence in Georgia and North Carolina. UHG seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.
Under its land-light lot operating strategy, UHG controls its supply of finished building lots through lot option contracts with third parties, related parties, and land bank partners, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party or related party. This land-light operating strategy provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land.
4 Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics.
Forward-Looking Statements
Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:
•disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•volatility and uncertainty in the credit markets and broader financial markets;
•a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
•material weaknesses in our internal control over financial reporting that we have identified, which, if not corrected, could affect the reliability of our consolidated financial statements;
•our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
•our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
•our ability to successfully integrate homebuilding operations that we acquire;
•delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings;
•our ability to continue to leverage our land-light operating strategy;
•the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
•the possibility that we may be adversely affected by other economic, business or competitive factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information regarding other risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on

Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx
Investor Relations Contact:
Drew Mackintosh
drew@mackintoshir.com
Mobile:  310-924-9036
Media Contact:
Erin Reeves McGinnis
erinreevesmcginnis@unitedhomesgroup.com
Phone: 844-766-4663

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$25,818,156	$56,671,471
Accounts receivable, net	2,913,219	1,661,206
Inventories	164,461,543	182,809,702
Real estate inventory not owned	11,010,256	—
Due from related party	—	88,000
Related party note receivable	551,979	610,189
Income tax receivable	2,483,582	—
Lot deposits	45,748,632	33,015,812
Investment in joint venture	2,443,734	1,430,177
Property and equipment, net	955,369	1,073,961
Operating right-of-use assets	2,392,662	5,411,192
Deferred tax asset	5,559,864	2,405,417
Prepaid expenses and other assets	8,992,846	7,763,565
Goodwill	9,279,676	5,706,636
Total Assets	$282,611,518	$298,647,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$20,825,459	$38,680,764
Homebuilding debt and other affiliate debt	72,196,208	80,451,429
Liabilities from real estate inventory not owned	8,627,228	—
Due to related party	167,349	—
Operating lease liabilities	2,583,802	5,565,320
Other accrued expenses and liabilities	11,679,818	8,353,824
Income tax payable	—	1,128,804
Derivative liabilities	77,161,397	127,610,943
Convertible Notes payable	69,580,943	68,038,780
Total Liabilities	262,822,204	329,829,864

Commitments and contingencies

Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 11,434,050 and 11,382,282 shares issued and outstanding on September 30, 2024, and December 31, 2023, respectively.	1,143	1,138
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,876 shares issued and outstanding on September 30, 2024, and December 31, 2023, respectively.	3,697	3,697
Additional paid-in capital	7,527,316	2,794,493
Retained earnings (Accumulated deficit)	12,257,158	(33,981,864)
Total Stockholders' equity	19,789,314	(31,182,536)
Total Liabilities and Stockholders' equity	$282,611,518	$298,647,328

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net of sales discounts	$118,643,955	$87,728,091	$328,902,237	$304,646,422
Cost of sales	96,260,928	70,317,796	270,847,467	246,540,874
Gross profit	22,383,027	17,410,295	58,054,770	58,105,548

Selling, general and administrative expense	18,690,057	13,629,713	55,358,040	46,652,432
Net income from operations	3,692,970	3,780,582	2,696,730	11,453,116

Other expense, net	(3,710,079)	(1,199,140)	(9,255,039)	(3,291,755)
Equity in net earnings from investment in joint venture	419,312	293,923	1,075,983	930,405
Change in fair value of derivative liabilities	(7,784,965)	149,703,161	50,650,309	184,981,652
(Loss) income before taxes	(7,382,762)	152,578,526	45,167,983	194,073,418
Income tax (benefit) expense	(43,527)	1,735,839	(1,071,039)	2,372,300
Net (loss) income	$(7,339,235)	$150,842,687	$46,239,022	$191,701,118

Basic and diluted (loss) earnings per share
Basic	$(0.15)	$3.12	$0.96	$4.29
Diluted	$(0.15)	$2.35	$0.86	$3.61

Basic and diluted weighted-average number of shares
Basic	48,389,085	48,356,057	48,375,213	44,723,915
Diluted	48,389,085	64,806,024	63,406,166	54,155,557

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
Adjusted gross profit is a non-GAAP financial measure used by management of the Company as a supplemental measure in evaluating operating performance. The Company defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales, amortization included in homebuilding cost of sales (primarily adjustments resulting from the application of purchase accounting in connection with acquisitions), severance expense in cost of sales, abandoned project costs, and non-recurring remediation costs. The Company’s management believes this information is meaningful because it separates the impact that capitalized interest and non-recurring costs directly expensed in cost of sales have on gross profit to provide a more specific measurement of the Company’s gross profits. However, because adjusted gross profit information excludes certain balances expensed in cost of sales, which have real economic effects and could impact the Company’s results of operations, the utility of adjusted gross profit information as a measure of the Company’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that the Company does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of the Company’s performance.
The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net of sales discounts	$118,643,955	$87,728,091	$328,902,237	$304,646,422
Cost of sales	96,260,928	70,317,796	270,847,467	246,540,874
Gross profit	$22,383,027	$17,410,295	$58,054,770	$58,105,548
Interest expense in cost of sales	1,524,748	1,531,318	6,696,856	6,078,117
Amortization in homebuilding cost of sales(a)	573,183	—	2,434,356	—
Severance expense in cost of sales	—	—	324,540	—
Abandoned project costs	—	—	320,000	—
Non-recurring remediation costs	—	447,327	109,422	447,327
Adjusted gross profit	$24,480,958	$19,388,940	$67,939,944	$64,630,992
Gross profit %(b)	18.9%	19.8%	17.7%	19.1%
Adjusted gross profit %(b)	20.6%	22.1%	20.7%	21.2%
______________________________
(a) Represents expense recognized resulting from purchase accounting adjustments
(b) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of the Company. The Company defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) interest expensed in other (expense) income, net, (iii) depreciation and amortization, and (iv) taxes. The Company defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense, severance expense, abandoned project costs, non-recurring remediation costs, amortization included in homebuilding cost of sales (adjustments resulting from the application of purchase accounting in connection with acquisitions), change in fair value of derivative liabilities, and non-recurring loss on disposal of leasehold improvements. Management of the Company believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies.
The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(7,339,235)	$150,842,687	$46,239,022	$191,701,118
Interest expense in cost of sales	1,524,748	1,531,318	6,696,856	6,078,117
Interest expense in other expense, net	3,649,305	2,039,512	9,369,598	5,458,821
Depreciation and amortization	522,483	381,917	1,448,777	848,693
Taxes	7,879	1,766,398	(896,148)	2,404,242
EBITDA	$(1,634,820)	$156,561,832	$62,858,105	$206,490,991
Stock-based compensation expense	1,567,945	1,106,014	4,918,036	6,015,700
Transaction cost expense	687,440	385,180	2,428,344	2,451,298
Severance expense	—	—	1,504,416	—
Abandoned project costs	—	—	320,000	—
Non-recurring remediation costs	—	447,327	109,422	447,327
Amortization in homebuilding cost of sales(b)	573,183	—	2,434,356	—
Change in fair value of derivative liabilities	7,784,965	(149,703,161)	(50,650,309)	(184,981,652)
Adjusted EBITDA	$8,978,713	$8,797,192	$23,922,370	$30,423,664
EBITDA margin(a)	(1.4)%	178.5%	19.1%	67.8%
Adjusted EBITDA margin(a)	7.6%	10.0%	7.3%	10.0%
______________________________
(a) Calculated as a percentage of revenue
(b) Represents expense recognized resulting from purchase accounting adjustments

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued
Adjusted selling, general and administrative expense, or adjusted SG&A, is a supplemental non-GAAP financial measure used by management of the Company. UHG defines adjusted SG&A as SG&A, excluding the effects of stock-based compensation expense, transaction cost expense, and severance expense included in SG&A. Management of UHG believes adjusted SG&A provides useful information to investors because it enables an alternative assessment of the Company's operating results in a manner that is focused on its operating performance.
The following table presents a reconciliation of Adjusted SG&A to the GAAP financial measure of SG&A for the three and nine months ended September 30, 2024.

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
Selling, general and administrative expense	$18,690,057	$55,358,040
Stock-based compensation expense	1,567,945	4,918,036
Transaction cost expense	687,440	2,428,344
Severance expense in SG&A	—	1,179,876
Adjusted SG&A	$16,434,672	$46,831,784
SG&A %(a)	15.8%	16.8%
Adjusted SG&A %(a)	13.9%	14.2%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued
Adjusted book value is a supplemental non-GAAP financial measure used by management of the Company. UHG defines adjusted book value as total stockholders' equity (book value), excluding the effect of goodwill and derivative instruments. Management of UHG believes adjusted book value is useful to investors because it excludes the impact of purchase accounting and fair value adjustments on derivative instruments which are not expected to result in economic gain or loss.
The following table presents a reconciliation of adjusted book value to the GAAP financial measure of total stockholders' equity for the period indicated.

		September 30, 2024
Total Stockholders' equity		$19,789,314
Contingent earnout liability	64,702,340
Derivative private placement warrant liability	3,352,328
Derivative public warrant liability	8,622,413
Derivative stock option liability	484,316
Total Derivative Liability		77,161,397
Goodwill		(9,279,676)
Adjusted Book Value		$87,671,035

UNITED HOMES GROUP, INC
OPERATIONAL METRICS BY MARKET
$’s in millions

	Three Months Ended September 30,
	2024		2023		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	54	59	22	50	145%	18%
Midlands	188	193	155	157	21%	23%
Upstate	93	108	95	76	-2%	42%
Raleigh	6	9	—	—	NM	NM
Total	341	369	272	283	25%	30%

	Nine Months Ended September 30,
	2024		2023		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	184	152	131	188	40%	-19%
Midlands	566	518	597	574	-5%	-10%
Upstate	278	326	274	234	1%	39%
Raleigh	20	21	—	—	NM	NM
Total	1,048	1,017	1,002	996	5%	2%

	As of September 30, 2024		As of December 31, 2023		Period Over Period % Change
Market	Backlog Inventory[5]	Backlog Value[6]	Backlog Inventory[5]	Backlog Value[6]	Backlog Inventory	Backlog Value
Coastal	47	$17.1	14	$4.2	236%	307%
Midlands	118	40.0	72	23.4	64%	71%
Upstate	51	20.7	100	28.1	-49%	-26%
Raleigh	4	2.1	3	1.9	33%	11%
Total	220	$79.9	189	$57.6	16%	39%
______________________________
NM - Not Meaningful
5 Backlog inventory consists of homes that are under a sales contract but have not closed. Backlog may be impacted by customer cancellations.
6 Backlog value is calculated as the total contract value of homes in backlog.